UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐  Preliminary Information Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒  Definitive Information Statement

TRIMAX CORPORATION
(Name of Registrant as Specified in Its Charter)

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     TRIMAX CORPORATION
        8300 East Via de Ventura, #1024
         Scottsdale, AZ 85258, AZ USA
         (480) 778-8345

NOTICE OF ACTION
by Written Consent of a Majority of the Outstanding Common Stock
taken July 20, 2009

To the Stockholders of TRIMAX CORPORATION:

Notice is hereby given to all stockholders that a majority action of the stockholders (the “Action”) of TRIMAX CORPORATION, a Nevada corporation (“Trimax” or the “Company"), was taken on July 20, 2009 by the holders of a majority of the outstanding shares of Common Stock of Trimax in accordance with Sections 78.315 and 78.320, respectively, of the Nevada Revised Statutes (“NRS”). These three stockholders collectively own in excess of the required majority of the outstanding voting securities of Trimax necessary for the adoption of the action. The Action taken by the majority stockholders consisted of reviewing a fraudulent 14C/A filed with the SEC on July 17, 2009 and then affirming that there is no change in the Directorship and corporate address of Trimax.

Trimax has proof that said filing was done fraudulently by certain persons namely, Piers van Ziffle and Christine Cerisse who caused a staff member of Filing Services Canada, Inc. of Calgary, AB to believe and accept that Mr. Van Ziffle and Ms. Cerisse were currently Directors, Managers or direct principal shareholders of Trimax, none of which is true.  Said filing is null and void and of no force and effect.

Only stockholders of record at the close of business on July 17, 2009 will be entitled to receipt of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TRIMAX CORPORATION
   8300 East Via de Ventura, #1024
   Scottsdale, AZ 85258, AZ USA
    (480) 778-8345

INFORMATION STATEMENT

Action by a Majority of Stockholders

This Information Statement is first being furnished on or about July 20, 2009 to the holders of the Common Stock, $0.001 par value per share, of Trimax Corporation (“Trimax”) as of the close of business on July 17, 2009 (the “Record Date”), in connection with action by the holders of a majority of the issued and outstanding shares of the voting Common Stock of Trimax, taken on July 20, 2009, in accordance with Section 78.320 of the Nevada Revised Statutes.

 Pursuant to Section 78.320 of the Nevada General Corporation Law, the holders of a majority of a corporation's voting power may take any action by execution of a written consent that could have been taken at a meeting of the stockholders. On July 20, 2009, a total of three stockholders owning 8,500,000 shares of the 16,421,225shares of common stock outstanding as of July 17, 2009, (the “Consenting Stockholders”) have consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Act and Trimax’s Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of Trimax for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated there under, including Regulation 14C.

There will not be a meeting of shareholders, and none is required under Nevada General Corporation Law when an action has been approved by written consent of the holders of a majority of the outstanding shares of our common stock.

The action taken consisted of reviewing a fraudulent 14C/A filed with the SEC on July 17, 2009 and then affirming that there is no change in the Directorship and corporate address of Trimax.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the election of directors.

Voting Securities and Principal Holders Thereof

The Stockholders fixed the close of business on July 17, 2009 as the record date for the determination of the common stockholders entitled to notice of the majority stockholder action by written consent.

On the record date, Trimax had 16,421,225 shares of Common Stock, $0.001  par value, issued and outstanding. The affirmative vote of the holders of a majority of the outstanding shares of the Company was required to take the action which is the subject of this filling. The holders of 8,500,000 shares of voting Common Stock, or 51.8% of the Company's outstanding shares on the record date, signed a written consent to take the action on July 20, 2009. This consent is sufficient, without further stockholder action, to effect the action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of July 17, 2009, certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, $0.001 par value per share, as adjusted to reflect the share ownership for (i) each executive officer or director of the Company who beneficially owns shares; (ii) each stockholder known to the Company to beneficially own five percent or more of the outstanding shares of its common stock; and  (iii) all executive officers and beneficial owners as a group.  The Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All of the beneficial owners listed are accessible at 8300 East Via de Ventura, #1024, Scottsdale, 85258 AZ USA, the Company’s principal offices.

NAME OF STOCKHOLDER	SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS OWNED
Robert S. Stewart - Director	6,500,000	39.6%
Gary Reid	1,000,000	6.1%
Reg Olson	1,000,000	6.1%
All Directors and beneficial owners as a Group (3 persons)	8,500,000	51.8%

Interest of Certain Persons In Or Opposition To Matters To Be Acted Upon

None

Vote Required for Approval

The procedure and requirements to effect an election of directors of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

The stockholders of Trimax owning and having voting power in excess of 50% of the outstanding voting securities of Trimax, as of the record date, have taken the action which is the subject of this filliing. No further votes are required to effect the action.

On July 20, 2009, the Consenting Stockholders affirmed that there is no change in the Directorship or corporate address of the Company.

Compensation of Directors

The Company’s directors presently serve without compensation, but are entitled to reimbursement for reasonable and necessary expenses incurred on our behalf. The Company’s bylaws specifically grant our board of directors with the necessary authority to fix the compensation of the directors.

Executive Officers and Directors

The executive officers and directors and their ages are as follows:

Name Age Position ---------------------------------------------------------------------------------------------------- Robert S. Stewart 62 Chairman, Director and CEO

Where You Can Find More Information

Trimax is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Company Contact Information

All inquiries regarding Trimax should be addressed to Trimax Corporation, at: 8300 East Via de Ventura, #1024, Scottsdale, AZ 85256 USA.

Dated: July 20, 2009

 /s/ Robert S. Stewart_______
Robert S. Stewart, Director